UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   AUGUST 25, 2011

CONSOLIDATED GRAPHICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	001-12631	76-0190827
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

5858 WESTHEIMER, SUITE 200

HOUSTON, TEXAS 77057

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 787-0977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 —   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On August 25, 2011, Consolidated Graphics, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”).  The following proposals were submitted to a vote of the shareholders through the solicitation of proxies:

Proposal 1 - Election of Class III Directors

The following persons were elected to serve as Class III Directors on the Company’s Board of Directors until the 2014 Annual Meeting, and until their successors have been duly elected and qualified or until the earlier of their resignation or removal. Voting results were as follows:

	For	Withheld
Joe R. Davis	9,138,354	525,545
Todd A. Reppert	9,414,074	249,825

Directors continuing in office as Class I Directors are Larry J. Alexander and Brady F. Carruth and as Class II Directors are Gary L. Forbes and Hugh James H. Limmer.

Proposal 2 — To Approve in a Non-binding Advisory Vote the Compensation of the Named Executive Officers

At the Annual Meeting, the Company’s shareholders voted in favor of the non-binding advisory resolution on the compensation of the named executive officers. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
8,094,946	1,561,519	7,434	510,493

Proposal 3 — Non-binding Advisory Vote on the Frequency of Shareholder Advisory Votes on Executive Compensation

At the Annual Meeting, the Company’s shareholders voted, in a non-binding advisory basis, in favor of establishing a yearly vote on the frequency of shareholder advisory votes on executive compensation. The voting results were as follows:

1 Year	2 year	3 year	Abstentions
6,688,952	130,535	2,841,725	2,687

Proposal 4 — Ratify Appointment of KPMG LLP as Company’s Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting Firm. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
10,029,950	141,359	3,083	—

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

	By:	/s/ Jon C. Biro

Jon C. Biro
Executive Vice President and Chief Financial and Accounting Officer

Date: August 29, 2011